EXHIBIT 23(ii)

CONSENT OF ATTORNEYS

The undersigned are named as the attorneys for R J LENDING, INC. (the “Registrant”) in the Prospectus which is a part of Amendment No. 4 to the Registration Statement on Form SB-2 of the Registrant filed under the Securities Act of 1933, as amended. The undersigned consents to the reference to the undersigned in the Prospectus.

/s/ WILLIAM T. KIRTLEY, P.A.
WILLIAM T. KIRTLEY, P.A.

Sarasota, Florida
December 18, 2002